Exhibit 99

Investors and Media: Chris Oltmann (818) 532-3708

Velocity Financial, Inc. Reports

Third Quarter 2024 Results

Third Quarter Highlights:

•	Net income of $15.8 million, up 30.8% from $12.1 million for 3Q23. Diluted EPS of $0.44, up $0.09 from $0.35 per share for 3Q23

•	Core net income(1) of $16.9 million, an increase of 31.2% from $12.9 million for 3Q23. Core diluted EPS(1) of $0.47, up from $0.37 per share for 3Q23

•	Loan production of $476.8 million in UPB, a 12.9% and 64.1% increase from 2Q24 and 3Q23, respectively

•	Nonperforming loans as a percentage of Held for Investment (HFI)(2) loans was 10.6%, up slightly from 10.5% as of June 30, 2024, and 10.1% as of September 30, 2023, respectively

•	Resolutions of nonperforming loans (NPL) and real estate owned (REO) totaled $68.6 million in UPB

•	Realized gains of $2.3 million or 103.4% of UPB resolved

•	Portfolio net interest margin (NIM) of 3.60%, an increase of 6 bps Q/Q and 26 bps from 3.34% for 3Q23

•	Completed the VCC 2024-4 securitization totaling $253.6 million of securities issued

•	Collapsed the 2020-2 securitization allowing us to redeploy $25.1 million in retained equity more efficiently

•	Liquidity(3) of $92.8 million and total available warehouse line capacity of $349.3 million as of September 30, 2024

•	Recourse debt to equity ratio of 1.5x due to aggregation of new loans which were securitized after quarter end

•	GAAP Book value per common share of $14.91 as of September 30, 2024, a 14.7% increase from $13.00 as of September 30, 2023

Westlake Village, CA – November 7, 2024 – Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company), a leader in business purpose loans, reported net income of $15.8 million and core net income of $16.9 million for 3Q24, compared to net income of $12.1 million and core net income of $12.9 million for 3Q23. Earnings and core earnings per diluted share were $0.44 and $0.47, respectively, for 3Q24, compared to $0.35 and $0.37 for 3Q23.

(1)	Core income and Core EPS are non-GAAP measures that exclude nonrecurring and unusual activities from GAAP net income.
(2)	Held for Investment (HFI) includes the unpaid principal balance of loans carried on an amortized cost basis and loans carried at fair value (FVO).
(3)	Liquidity includes unrestricted cash reserves of $44.1 million and available liquidity in unfinanced loans of $48.7 million.

Third Quarter 2024 Results

“Velocity continued to expand on this year’s considerable achievements by delivering another quarter of solid production volume and portfolio growth,” said Chris Farrar, President and CEO. “The third quarter of 2024 marked the sixth consecutive quarter of profitable production volume growth in an environment where other lenders have struggled. We have successfully leveraged investments in our production platform and sales force to expand our reach into the broker community and generate greater awareness among real estate investors regarding Velocity’s financing solutions. These successes have been supported by disciplined capital and asset management. Resolution gains on nonperforming loans reached $2.3 million, or 3.4% of total unpaid principal resolved. During the quarter, we successfully issued our fourth securitization of 2024, which met with strong investor demand and improved pricing. We also collapsed capital-inefficient securitized debt that was successfully refinanced, unlocking capital to support future growth. These strong results have us on track to achieve an all-time full-year funding record for the Company in 2024 while also realizing our goal of a $5 billion loan portfolio by 2025.”

Third Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	3Q 2024	3Q 2023	$ Variance	% Variance
Pretax income	$21,244.2	$17,238.5	$4,005.7	23.2%
Net income	$15,803.2	$12,085.9	$3,717.2	30.8%
Diluted earnings per share	$0.44	$0.35	$0.09	26.5%
Core pretax income	$23,003.6	$18,334.9	$4,668.7	25.5%
Core net income(a)	$16,948.7	$12,918.1	$4,030.6	31.2%
Core diluted earnings per share(a)	$0.47	$0.37	$0.10	26.9%
Pretax return on equity	17.55%	16.82%	n.a.	4.3%
Core pretax return on equity(a)	19.00%	17.89%	n.a.	6.2%
Net interest margin—portfolio	3.60%	3.34%	n.a.	7.8%
Net interest margin—total company	3.06%	2.90%	n.a.	5.6%
Average common equity	$484,197.4	$409,954.3	$74,243.1	18.1%

(a)	Core income, core diluted earnings per share and core pretax return on equity are non-GAAP measures. Please see the reconciliation to GAAP net income at the end of this release.

n.a.- not applicable

Discussion of results:

•	Net income in 3Q24 was $15.8 million, compared to $12.1 million for 3Q23

•	Strong portfolio earnings driven by production volume growth and continued focus on optimizing loan resolution gains

•	Core net income(1) was $16.9 million, compared to $12.9 million for 3Q23

•	3Q24 core adjustments included incentive compensation expenses and costs related to the Company’s employee stock purchase plan (ESPP)

•	Portfolio NIM for 3Q24 was 3.60%, compared to 3.34% for 3Q23, a 7.8% Y/Y increase driven by consistent HFI portfolio growth and average loan coupons of approximately 11.0% on recent loan production

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Third Quarter 2024 Results

TOTAL LOAN PORTFOLIO

($ of UPB in millions)	3Q 2024	3Q 2023	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$2,565.8	$2,120.2	$445.6	21.0%
Mixed Use	535.8	457.1	78.7	17.2%
Multi-Family	344.3	305.0	39.3	12.9%
Retail	405.9	327.8	78.1	23.8%
Warehouse	300.4	246.6	53.8	21.8%
All Other	582.1	401.1	181.0	45.1%

Total	$4,734.3	$3,857.8	$876.5	22.7%

Held for Sale
Investor 1-4 Rental	$—	$—	$—	0.0%
Government Insured Multifamily (CHHC)	18.9	—	—	n.m.
Multi-Family	—	6.6	(6.6)	n.m.
Warehouse	—	11.2	(11.2)	n.m.
All Other	—	1.2	(1.2)	n.m.

Total Managed Loan Portfolio UPB	$4,753.3	$3,876.7	$876.5	22.6%

Key loan portfolio metrics:
Total loan count	12,235	9,953
Weighted average loan to value	67.0%	68.0%
Weighted average coupon	9.37%	8.63%
Weighted average total portfolio yield	9.18%	8.38%
Weighted average portfolio debt cost	6.15%	5.63%

n.m.—non meaningful

Discussion of results:

•	Velocity’s total loan portfolio was $4.8 billion in UPB as of September 30, 2024, an increase of 22.6% from $3.9 billion in UPB as of September 30, 2023

•	Primarily driven by 21.0% Y/Y growth in loans collateralized by Investor 1-4 Rental properties and 45.1% Y/Y growth in loans collateralized by “Other” commercial properties

•	Government Insured Multifamily loans are originated by our subsidiary CHHC and sold to investors for cash gains shortly after closing

•	Loan prepayments totaled $173.9 million in UPB, an increase from $165.8 million for 2Q24, and $104.6 million for 3Q23

•	The UPB of fair value option (FVO) loans was $2.2 billion, or 47.3% of total loans, as of September 30, 2024, an increase from $955.6 million in UPB, or 24.7% as of September 30, 2023

•	The weighted average portfolio loan-to-value ratio was 67.0% as of September 30, 2024, down from 68.0% as of September 30, 2023, and consistent with the five-quarter trailing average of 67.5%

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Third Quarter 2024 Results

•

The weighted average total portfolio yield was 9.18% as of September 30, 2024, an increase of 80 bps from September 30, 2023, driven by a 74 bps increase in the weighted average loan coupons over the same period

•	Portfolio-related debt cost as of September 30, 2024, was 6.15%, an increase of 52 bps from September 30, 2023, driven by the higher warehouse utilization and rates on recent securitizations

LOAN PRODUCTION VOLUMES
($ in millions)	3Q 2024	3Q 2023	$ Variance	% Variance
Investor 1-4 Rental	$219.9	$154.3	$65.7	42.6%
Traditional Commercial	175.2	97.5	77.7	79.6%
Government Insured Multifamily (CHHC)	18.9	—	18.9	n.m.
Short-term	62.7	38.8	23.9	61.7%

Total loan production	$476.8	$290.6	$186.2	64.1%

Acquisitions	$—	$—

n.m.—non meaningful

Discussion of results:

•	Loan production for 3Q24 totaled $476.8 million in UPB, a 64.1% increase from $290.6 million for 3Q23

•

Traditional Commercial financing demand led the Y/Y growth; however, Investor 1-4 rental and Short-term financing also experienced strong demand. The weighted average coupon (WAC) on 3Q24 HFI loan production was 10.8%, a modest decrease from 11.0% for 3Q23

HFI PORTFOLIO CREDIT PERFORMANCE INDICATORS
($ in thousands)	3Q 2024	3Q 2023	$ Variance	% Variance
Nonperforming loans(a)	$503,939.0	$387,725.0	$116,214.0	30.0%
Total HFI loans	$4,734,319.0	$3,857,778.7	$876,540.3	22.7%
Nonperforming loans % total HFI loans	10.6%	10.1%	n.a.	5.5%
Average nonperforming loans subject to CECL reserve (b)	$320,135.3	$351,848.0	$(31,712.7)	(9.0)%
Total charge offs	$319.6	$95.2	$224.4	235.7%
Charge-offs as a % of avg. nonperforming CECL loans(c)	0.40%	0.11%	n.a.	269.0%
Loan loss reserve	$4,851.2	$4,684.8	$166.4	3.6%
Gain on transfer to REO	$2,248.6	$1,935.4	$312.9	16.2%
REO valuations, net	$(1,642.0)	$(224.5)	$(1,417.9)	(631.5)%
Gain (loss) on sale of REO	$615.1	$(137.0)	$752.2	548.9%

(a)	Total HFI nonperforming/nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.
(b)	Reflects monthly average nonperforming loans held for investment, excluding FVO loans, during the period.
(c)	Reflects the annualized quarter-to-date charge-offs to average nonperforming loans for the period.

n.a.- not applicable

Discussion of results:

•	Nonperforming loans (NPL) totaled $503.9 million in UPB as of September 30, 2024, or 10.6% of loans HFI, compared to $387.7 million and 10.1% as of September 30, 2023

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Third Quarter 2024 Results

•	NPLs in foreclosure status comprised 8.1% of loans HFI as of September 30, 2024, down slightly from 8.2% as of September 30, 2023

•	Charge-offs for 3Q24 totaled $319.6 thousand, compared to $95.2 thousand for 3Q23

•	The trailing five-quarter charge-off average was $381.5 thousand

•

Net charge-off and REO activity comprises charge-offs, gain on transfer of REO, gain (loss) on sale of REO, and REO valuations. For 3Q24, net charge-off and REO activity resulted in a net gain of $0.9 million, compared to a net gain of $1.5 million for 3Q23, primarily driven by gains on loans transferred to REO

•	The loan loss reserve totaled $4.9 million as of September 30, 2024, a 3.6% increase from $4.7 million as of September 30, 2023

•	Mainly driven by updated valuation of the individually assessed NPL portfolio

•

The CECL reserve rate was 0.19% (CECL Reserve as % of Amortized Cost HFI loans), which was in line with the recent five-quarter average rate of 0.18% and within management’s expected range of 0.15% to 0.20%

NET REVENUES
($ in thousands)	3Q 2024	3Q 2023	$ Variance	% Variance
Interest income	$105,069.6	$79,088.4	$25,981.2	32.9%
Interest expense—portfolio related	(63,870.5)	(47,583.0)	(16,287.6)	34.2%

Net Interest Income—portfolio related	41,199.0	31,505.5	9,693.6	30.8%
Interest expense—corporate debt	(6,142.8)	(4,137.9)	(2,004.8)	48.4%
Loan loss provision	68.9	(153.8)	222.7	(144.8)%

Net interest income after provision for loan losses	$35,125.2	$27,212.7	$7,912.4	29.1%

Gain on disposition of loans	2,291.0	3,606.3	(1,315.3)	(36.5)%
Unrealized (loss) gain on fair value loans	35,529.7	(1,283.5)	36,813.2	2868.1%
Unrealized gain (loss) on fair value of securitized debt	(24,995.4)	9,692.3	(34,687.7)	(357.9)%
Unrealized gain/(loss) on mortgage servicing rights	(993.4)	341.1	(1,334.5)	(391.3)%
Origination fee income(a)	6,703.8	3,323.5	3,380.3	101.7%
Interest income on cash balance	1,676.2	1,341.9	334.3	24.9%
Other operating income (expense)	518.8	339.7	179.1	52.7%

Total other operating income (expense)	$20,731.7	$17,360.2	$3,371.4	19.4%

Net revenue	$55,856.8	$44,573.0	$11,283.8	25.3%

(a)	3Q23 includes a reclass of production fees to expenses

Discussion of results:

•	Net Revenue for 3Q24 was $55.9 million, an increase of 25.3% from $44.6 million for 3Q23

•	Driven by strong production-driven portfolio growth and disciplined focus on maintaining a net interest margin above 3.0%

•	Total net interest income for 3Q24, including corporate debt interest expense and loan loss provision, was $35.1 million, a 29.1% increase from $27.2 million for 3Q23

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Third Quarter 2024 Results

•	Portfolio net Interest income was $41.2 million for 3Q24, an increase of 30.8% from 3Q23 resulting from portfolio growth and a 26bps increase in NIM

•	Total other operating income was $20.7 million for 3Q24, an increase from $17.4 million for 3Q23

•	Net unrealized FVO gains on loans and securitized debt were $10.5 million, compared to a net gain of $8.4 million for 3Q23

•	Origination income totaled $6.7 million, resulting from improved origination fees of 1.4% charged on 3Q24 new loan production

•	Gain on disposition of loans totaled $2.3 million for 3Q24, driven by loans transferred to Real Estate Owned (REO)

OPERATING EXPENSES
($ in thousands)	3Q 2024	3Q 2023	$ Variance	% Variance
Compensation and employee benefits	$17,585.9	$12,522.8	$5,063.1	40.4%
Origination (income)/expense(a)	866.6	273.2	593.4	217.2%
Securitization expenses	3,186.1	4,930.5	(1,744.3)	(35.4)%
Rent and occupancy	518.8	472.4	46.4	9.8%
Loan servicing	5,656.1	4,901.4	754.6	15.4%
Professional fees	2,304.5	853.8	1,450.7	169.9%
Real estate owned, net	1,951.0	1,238.7	712.3	57.5%
Other expenses	2,542.6	2,141.6	401.0	18.7%

Total operating expenses	$34,612.6	$27,334.5	$7,278.1	26.6%

(a)	3Q23 includes a reclass of production fees to expenses

Discussion of results:

•	Operating expenses totaled $34.6 million for 3Q24, an increase of 26.6% from 3Q23, primarily driven by the continued growth of our origination platform and higher production volume

•	Compensation expense totaled $17.6 million, compared to $12.5 million for 3Q23

•	Driven by higher commissions on increased production volume and growth of the production team

•	Securitization expenses totaled $3.2 million from issuing one securitization during the quarter, compared to costs of $4.9 million for two securitizations during 3Q23

•	Loan servicing expense totaled $5.7 million, a 15.4% increase from $4.9 million for 3Q23, driven by portfolio growth

•	Professional fees totaled $2.3 million, a 169.9% increase from $0.9 million for 3Q23, driven by increased legal expenses

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Third Quarter 2024 Results

•	REO expenses totaled $2.0 million, a 57.5% increase from $1.2 million for 3Q23, driven by higher valuation adjustment and property preservation expenses

SECURITIZATIONS
($ in thousands)	Securities	Balance at		Balance at
Trusts	Issued	9/30/2024	W.A. Rate	9/30/2023	W.A. Rate
2017-2 Trust	245,601	36,321	4.14%	48,206	3.95%
2018-1 Trust	176,816	26,820	4.14%	35,010	3.99%
2018-2 Trust	307,988	63,005	4.49%	80,409	4.43%
2019-1 Trust	235,580	64,004	4.12%	79,215	4.06%
2019-2 Trust	207,020	50,835	3.42%	69,216	3.40%
2019-3 Trust	154,419	50,268	3.28%	60,482	3.29%
2020-1 Trust	248,700	96,201	2.89%	110,958	2.89%
2020-2 Trust	96,352	—	—	49,528	4.59%
2021-1 Trust	251,301	157,675	1.77%	176,529	1.76%
2021-2 Trust	194,918	129,046	2.06%	149,431	2.02%
2021-3 Trust	204,205	142,029	2.47%	161,467	2.47%
2021-4 Trust	319,116	219,627	3.23%	250,941	3.24%
2022-1 Trust	273,594	221,565	3.94%	240,733	3.94%
2022-2 Trust	241,388	198,288	5.07%	221,631	5.08%
2022-MC1 Trust	84,967	18,401	6.88%	35,677	6.90%
2022-3 Trust	296,323	239,881	5.71%	262,308	5.71%
2022-4 Trust	308,357	239,871	6.21%	283,270	6.23%
2022-5 Trust	188,754	138,941	7.08%	171,183	7.05%
2023-1 Trust	198,715	156,125	7.03%	181,006	7.01%
2023-1R Trust	64,833	44,985	7.61%	60,515	7.69%
2023-2 Trust	202,210	168,556	7.33%	194,955	7.19%
2023-RTL1 Trust	81,608	81,608	8.24%	81,608	8.23%
2023-3 Trust	234,741	217,620	7.94%	232,802	7.80%
2023-4 Trust	202,890	196,999	8.40%
2024-1 Trust	209,862	187,751	7.64%
2024-2 Trust	286,235	267,393	7.06%
2024-3 Trust	204,599	196,559	7.20%
2024-4 Trust	253,612	252,307	6.90%

	$5,974,704	$3,862,681	5.72%	$3,237,080	5.01%

Discussion of results

•	The weighted average rate on Velocity’s outstanding securitizations was 5.72% as of

•	September 30, 2024, an increase of 71 bps from September 30, 2023

•	The company completed one securitization during 3Q24, totaling $253.6 million of securities issued with a weighted average rate of 6.9%

•	Down from a weighted average rate of 7.6% for securitizations issued during 3Q23

•	Sold two retained tranches from 2023 securitizations during 3Q24, totaling $36.6 million of securities issued

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Third Quarter 2024 Results

•	Subsequent to quarter end, the company completed the VCC 2024-5 securitization totaling $300.4 million of securities issued with a weighted average rate of 6.0%

•	Collapsed the VCC 2020-2 securitization totaling $39.4 million in outstanding bonds in 3Q24, which unlocked $25.1 million of retained equity

•	The collateral from the collapsed securitization was refinanced on warehouse lines and will be securitized in future periods

RESOLUTION ACTIVITIES
LONG-TERM LOANS
RESOLUTION ACTIVITY	THIRD QUARTER 2024		THIRD QUARTER 2023
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$23,874.5	$965.2	$20,668.0	$758.0
Paid current	34,956.6	567.0	26,950.0	206.0
REO sold (a)	1,431.4	290.0	6,341.0	162.0

Total resolutions	$60,262.6	$1,822.2	$53,959.0	$1,126.0

Resolutions as a % of nonperforming UPB		103.0%		102.1%

SHORT-8TERM AND FORBEARANCE LOANS
RESOLUTION ACTIVITY	THIRD QUARTER 2024		THIRD QUARTER 2023
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$4,974.1	$151.0	$2,967.0	$38.0
Paid current	2,122.0	7.3	6,292.0	—
REO sold	1,260.3	325.1	2,434.0	(11.0)

Total resolutions	$8,356.3	$483.5	$11,693.0	$27.0

Resolutions as a % of nonperforming UPB		105.8%		100.2%

Grand total resolutions	$68,618.9	$2,305.6	$65,652.0	$1,153.0

Grand total resolutions as a % of nonperforming UPB		103.4%		101.8%

Discussion of results:

•	NPL resolution totaled $68.6 million in UPB, realizing 103.4% of UPB resolved compared to $65.7 million in UPB and realization of 101.8% of UPB resolved for 3Q23

•	The UPB of loan resolutions in 3Q24 was in line with the recent five-quarter resolution average of $68.1 million in UPB and 102.1% of UPB resolved

###

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Third Quarter 2024 Results

Velocity’s executive management team will host a conference call and webcast on November 7th, 2024, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to review 3Q24 financial results.

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website: https://www.velfinance.com/events-and-presentations. To listen to the webcast, please visit Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website after the conference call is completed.

Conference Call Information

To participate by phone, please dial in 15 minutes before the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to join the Velocity Financial, Inc. conference call.

A replay of the call will be available through midnight on November 29, 2024, and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #8544057. The replay will also be available on the Investor Relations section of the Company’s website under “Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages business purpose loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 20 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs incurred from activities that are not normal recurring operating expenses, such as COVID-stressed charges and recoveries of loan loss provision, nonrecurring debt amortization, the impact of operational measures taken to address the COVID-19 pandemic and workforce reduction costs, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP.

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Third Quarter 2024 Results

We have included non-GAAP core net income, and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” ”position,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, including the risk of recession (3) regulatory and/or legislative changes, (4) our customers’ continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, and (6) the continued conflict in Ukraine and Israel and (7) changes in federal government fiscal and monetary policies.

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Third Quarter 2024 Results

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

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Third Quarter 2024 Results

Velocity Financial, Inc.

Consolidated Balance Sheet

	Quarter Ended
	9/30/2024		6/30/2024		3/31/2024		12/31/2023		9/30/2023
	Unaudited		Unaudited		Unaudited		Audited		Unaudited
(In thousands)
Assets
Cash and cash equivalents	$44,094		$47,366		$34,829		$40,566		$29,393
Restricted cash	23,167		32,293		24,216		21,361		17,703
Loans held for sale, at fair value	19,231		—		—		17,590		19,536
Loans held for investment, at fair value	2,354,718		1,971,683		1,649,540		1,306,072		951,990
Loans held for investment, at amortized cost	2,526,320		2,619,619		2,727,518		2,828,123		2,945,840

Total loans, net	4,900,269		4,591,302		4,377,058		4,151,785		3,917,366
Accrued interest receivables	32,944		31,124		29,374		27,028		24,756
Receivables due from servicers	93,681		82,359		87,523		85,077		70,139
Other receivables	4,265		6,566		2,113		8,763		236
Real estate owned, net	62,361		50,757		46,280		44,268		29,299
Property and equipment, net	1,693		1,912		2,013		2,785		2,861
Deferred tax asset	14,501		1,144		1,580		2,339		705
Mortgage Servicing Rights, at fair value	12,416		12,229		9,022		8,578		9,786
Derivative assets	—		—		1,967		—		1,261
Goodwill	6,775		6,775		6,775		6,775		6,775
Other assets	6,308		9,566		5,468		5,248		7,028

Total Assets	$5,202,474		$4,873,393		$4,628,218		$4,404,573		$4,117,308

Liabilities and members’ equity
Accounts payable and accrued expenses	$140,534		$138,033		$123,988		$121,969		$97,869
Secured financing, net	284,371		283,909		283,813		211,083		210,774
Securitized debt, at amortized cost	2,105,099		2,228,941		2,329,906		2,418,811		2,504,334
Securitized debt, at fair value	1,749,268		1,509,952		1,073,843		877,417		669,139
Warehouse & repurchase facilities	434,027		237,437		360,216		334,755		215,176
Derivative liability	1,486		374		—		3,665		—

Total Liabilities	4,714,785		4,398,646		4,171,766		3,967,700		3,697,292
Stockholders’ Equity
Stockholders’ equity	484,636		471,323		452,941		433,444		416,398
Noncontrolling interest in subsidiary	3,053		3,424		3,511		3,429		3,618

Total equity	487,689		474,747		456,452		436,873		420,016

Total Liabilities and members’ equity	$5,202,474		$4,873,393		$4,628,218		$4,404,573		$4,117,308

Book value per share	$14.91		$14.52		$14.01		$13.49		$13.00
Shares outstanding	32,712	(1)	32,701	(2)	32,574	(3)	32,395	(4)	32,314	(5)

(1)	Based on 32,711,910 common shares outstanding as of September 30, 2024, and excludes unvested shares of common stock authorized for incentive compensation totaling 402,935.
(2)	Based on 32,701,185 common shares outstanding as of June 30, 2024, and excludes unvested shares of common stock authorized for incentive compensation totaling 397,450.
(3)	Based on 32,574,498 common shares outstanding as of March 31 , 2024, and excludes unvested shares of common stock authorized for incentive compensation totaling 411 ,296.
(4)	Based on 32,395,423 common shares outstanding as of December 31 , 2023, and excludes unvested shares of common stock authorized for incentive compensation totaling 470,413.
(5)	Based on 32,313,744 common shares outstanding as of September 30, 2023, and excludes unvested shares of common stock authorized for incentive compensation totaling 589,634.

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Third Quarter 2024 Results

Velocity Financial, Inc.

Consolidated Statements of Income (Quarters)

	Quarter Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
($ in thousands)	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
Revenues
Interest income	$105,070	$97,760	$90,529	$86,269	$79,088
Interest expense—portfolio related	63,871	59,188	55,675	51,405	47,583

Net interest income—portfolio related	41,199	38,572	34,854	34,864	31,505
Interest expense—corporate debt	6,143	6,155	5,380	4,140	4,138

Net interest income	35,056	32,417	29,474	30,724	27,367
Provision for loan losses	(69)	218	1,002	827	154

Net interest income after provision for loan losses	35,125	32,199	28,472	29,897	27,213
Other operating income
Gain on disposition of loans	2,291	3,168	1,699	1,482	3,606
Unrealized gain (loss) on fair value loans	35,530	17,123	18,925	39,367	(1,284)
Unrealized gain (loss) on fair value securitized debt	(24,995)	(4,643)	(2,318)	(24,085)	9,692
Unrealized gain/(loss) on mortgage servicing rights	(993)	(373)	444	(1,208)	341
Origination fee income	6,704	5,072	4,986	3,981	3,323
Interest income on cash balance	1,676	1,731	1,631	1,716	1,342
Other income (expense)	519	483	408	418	340

Total other operating income	20,732	22,561	25,775	21,670	17,360

Net revenue	55,857	54,760	54,247	51,567	44,573

Operating expenses
Compensation and employee benefits	17,586	16,562	15,357	15,143	12,523
Origination expenses	867	749	646	173	273
Securitizations expenses	3,186	6,232	2,874	2,709	4,930
Rent and occupancy	519	617	498	551	472
Loan servicing	5,656	5,160	4,824	4,636	4,901
Professional fees	2,305	1,718	2,115	1,733	854
Real estate owned, net	1,951	1,355	2,455	2,068	1,239
Other operating expenses	2,543	2,494	2,242	2,248	2,142

Total operating expenses	34,613	34,887	31,011	29,260	27,334

Income before income taxes	21,244	19,873	23,236	22,307	17,239
Income tax expense	5,627	5,162	5,903	5,141	5,070

Net income	15,617	14,711	17,333	17,166	12,169

Net income attributable to noncontrolling interest	(186)	(67)	82	(189)	83

Net income attributable to Velocity Financial, Inc.	15,803	14,778	17,251	17,355	12,086

Less undistributed earnings attributable to participating securities	191	182	217	225	183

Net earnings attributable to common shareholders	$15,612	$14,596	$17,034	$17,130	$11,903

Basic earnings (loss) per share	$0.48	$0.45	$0.52	$0.53	$0.37
Diluted earnings (loss) per common share	$0.44	$0.42	$0.49	$0.50	$0.35
Basic weighted average common shares outstanding	32,711	32,585	32,541	32,326	32,275
Diluted weighted average common shares outstanding	35,895	35,600	35,439	34,991	34,731

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Third Quarter 2024 Results

Velocity Financial, Inc.

Net Interest Margin – Portfolio Related and Total Company

(Unaudited)

Quarters:

	Quarter Ended September 30, 2024			Quarter Ended September 30, 2023
($ in thousands)	Average Balance	Interest Income / Expense	Average Yield / Rate(1)	Average Balance	Interest Income / Expense	Average Yield / Rate(1)
Loan portfolio:
Loans held for sale	$3,166			$3,170
Loans held for investment	4,575,745			3,770,460

Total loans	$4,578,911	$105,070	9.18%	$3,773,630	$79,088	8.38%

Debt:
Warehouse and repurchase facilities	$311,560	7,105	9.12%	$192,855	4,943	10.25%
Securitizations	3,840,480	56,766	5.91%	3,186,756	42,640	5.35%

Total debt - portfolio related	4,152,040	63,871	6.15%	3,379,611	47,583	5.63%
Corporate debt	290,000	6,143	8.47%	215,000	4,138	7.70%

Total debt	$4,442,040	$70,014	6.30%	$3,594,611	$51,721	5.76%

Net interest spread - portfolio related (2)			3.03%			2.75%
Net interest margin - portfolio related			3.60%			3.34%
Net interest spread - total company (3)			2.87%			2.63%
Net interest margin - total company			3.06%			2.90%

(1)	Annualized.
(2)	Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3)	Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.

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Third Quarter 2024 Results

Velocity Financial, Inc.

Adjusted Financial Metric Reconciliation to GAAP Net Income

(Unaudited)

Quarters:

Core Net Income

	Quarter Ended
($ in thousands)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Net Income	$15,803	$14,778	$17,251	$17,355	$12,086
Tax liability reduction		—	—	(1,866)	—
Equity award & ESPP costs	1,146	1,140	998	673	832

Core Net Income	$16,949	$15,918	$18,249	$16,161	$12,918

Diluted weighted average common shares outstanding	35,895	35,600	35,439	34,991	34,731
Core diluted earnings per share	$0.47	$0.45	$0.51	$0.46	$0.37

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